Exhibit 99.1

               Kopin Reports Third-Quarter 2003 Financial Results

    TAUNTON, Mass.--(BUSINESS WIRE)--Oct. 23, 2003--

    Company anticipates approximately 20% sequential revenue growth and CyberDisplay design wins in the fourth quarter

    Kopin Corporation (NASDAQ: KOPN) today announced financial results for the third quarter ended September 27, 2003.

    -- Third-quarter 2003 revenue decreased 12 percent sequentially to $17.5 million, from $19.9 million, in line with guidance provided by Kopin in its second-quarter 2003 news release and conference call. For the third quarter of 2002, the Company recorded revenue of $21.9 million.

    -- Net loss for the 2003 third quarter was $3.0 million, or $0.04 per share. This compares with a net loss of $1.0 million, or $0.01 per share, in the second quarter of 2003, and net income of $0.6 million, or $0.01 per share, in the third quarter of 2002.

    -- Kopin maintained its strong balance sheet, ending the third quarter with approximately $114 million in cash and marketable securities and no debt. In addition, as of September 27, 2003 Kopin owned approximately 400,000 shares of Common Stock of Micrel Semiconductor, Inc.

    "Consistent with the outlook we provided to investors in July, our third-quarter revenue was impacted by a large HBT customer working through second-source inventory in preparation for shifting 100 percent of its business to Kopin as part of a multi-year agreement," said Dr. John C.C. Fan, Kopin's president and chief executive officer. "In our microdisplay product area, CyberDisplay(TM) revenue was up slightly on a sequential basis on sustained momentum from commercial and military customers."
    CyberDisplay revenue was $11.5 million in the third quarter of 2003 compared with $11.2 million in the immediately preceding quarter and $12.0 million in the third quarter of 2002.
    "Excitement about our new color filter display technology continues to build," said Dr. Fan. "Based on product sampling activity and feedback from prospective customers, we expect to secure multiple design wins for our color filter displays and start initial production in the current quarter. We already have established the CyberDisplay as the near-to-eye microdisplay of choice in military applications and more than 30 percent of the camcorder viewfinder market. Each of our new color filter display products - the 180K, 113K and VGA and their related viewfinder modules - represents an integral part of our strategy to expand on that success by penetrating new commercial applications and new customers."
    III-V revenue was $6.0 million for the third quarter of 2003 versus $8.7 million in the immediately preceding quarter and $9.9 million in the third quarter of 2002.
    "GaAs HBTs for wireless LAN applications again topped 10 percent of total HBT sales in the 2003 third quarter," said Dr. Fan "We see WLAN as an important growth opportunity for Kopin. In addition, I am pleased to report that our CyberLite(TM) light-emitting diodes were qualified by a second customer and that we continued to make strides in enhancing the performance of our LEDs."

    Nine Month Results

    For the nine months ended September 27, 2003, total revenue was $55.4 million compared with $60.3 million for the same period last year. III-V revenue was $24.2 million for the first nine months of 2003 compared with $27.0 million for the first nine months of 2002. CyberDisplay revenue was $31.3 million in the first nine months of 2003 compared with $33.3 million in the first nine months of 2002. The net loss for the most recent nine month period was $6.3 million, or $0.09 per share, compared with a net loss of $16.8 million, or $0.24 per share, for the first nine months of 2002. Included in the nine month period ended September 28, 2002 was a charge related to the cumulative effect of a change in accounting of $12.6 million, or $0.18 per share.

    Business Outlook

    Commenting on the fourth quarter, Dr. Fan said, "In III-V, we expect to see a snap-back in the HBT product area as a large customer transitions 100 percent of its business to Kopin. Forecasting the LED market is proving difficult, since the market has been impacted by pricing erosion and commoditization. Kopin's approach is to maintain our position with our customers and rapidly develop even better products. In CyberDisplay, we expect our color filter initiatives to produce fourth-quarter design wins in both military and commercial applications. Overall, we expect total revenues for the fourth quarter to increase sequentially by approximately 20 percent. Taking a longer term view, with the securing of our HBT supply agreement and the anticipated CyberDisplay design wins, coupled with our strong financial situation, we believe we are poised for a very good 2004."

    Third-Quarter Conference Call

    Kopin will provide a live audio Webcast of its third-quarter conference call for investors at 5:00 p.m. ET today, October 23, 2003. Investors who want to hear the call should log on to the Investor Relations section of Kopin's Web site, www.kopin.com, at least 15 minutes before the event's broadcast. The call will be available on the Investor Relations section for one week. After that, investors can access an archived version of the call on Kopin's Web site.
    Kopin's third-quarter conference call also can be heard live by dialing (913) 981-5509 five minutes prior to the call. A replay of the call will be available from 8:00 p.m. ET Thursday, October 23, through 11:59 p.m. ET Wednesday, October 29. To access the replay, dial (719) 457-0820 and refer to confirmation code 618723.

    About Kopin

    Founded in 1984, Kopin is pioneering the use of nanotechnology to manufacture nanosemiconductor products that make mobile electronic devices small, fast, bright, lightweight and power efficient. With an intellectual property portfolio of more than 200 issued and pending patents, Kopin supplies the world's largest electronics manufacturers and government agencies with breakthrough semiconductor products. The company's liquid-crystal microdisplays, ultra-efficient transistors and high-brightness light emitting diodes enhance the delivery and presentation of voice, video and data. Kopin technology is currently used in nearly one-third of the world's cell phones and camcorders and is the microdisplay standard for the U.S. military. For more information, please visit Kopin's Web site at www.kopin.com.
    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to: the expectation of multiple design wins for the Company's color filter displays in commercial and military applications; the start of initial production for these anticipated design wins in the current quarter; the expectation of a snap-back in Kopin's HBT product area; the expectation that total revenues will increase sequentially by approximately 20 percent in the fourth quarter of 2003; the successful transition of 100 percent of a customer's HBT business to Kopin; and Kopin's outlook for 2004. These statements involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the flat panel display, LED and gallium arsenide integrated circuit and materials industries; the impact of competitive products and pricing; availability of third-party components; the successful CyberLite production ramp; the qualification of our CyberLite manufacturing process by additional customers; availability of integrated circuit fabrication facilities; cost and yields associated with production of the Company's CyberDisplay imaging devices, CyberLite LEDs and HBT transistor wafers; loss of significant customers; acceptance of the Company's products; success of new product and other research and development efforts; continuation of strategic relationships; the impact of SARS on the consumer electronics market; the value of shares of Micrel Semiconductor held by the Company; Kopin's ability to accurately forecast revenue levels; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. These include, but are not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the three months ended March 29, 2003 and June 28, 2003.
    CyberDisplay, CyberLite and GAIN-HBT are trademarks of Kopin
Corporation.
    The Company's condensed consolidated statement of operations and balance sheet are attached.

    Kopin - The NanoSemiconductor Company(TM)



                           Kopin Corporation
            Condensed Consolidated Statements of Operations
                              (Unaudited)

                       Three Months Ended        Nine Months Ended
                    ------------------------ -------------------------
                      September   September    September    September
                            27,         28,          27,          28,
                           2003        2002         2003         2002
                    ------------------------ -------------------------

Revenues:
     Product
      revenues      $17,213,912 $21,232,887  $54,730,946  $58,703,393
     Research and
      development
      revenues          300,000     653,933      700,000    1,601,295
                    ------------------------ -------------------------
                     17,513,912  21,886,820   55,430,946   60,304,688
Expenses:
     Cost of product
      revenues       14,764,386  15,387,140   44,662,098   45,438,274
     Research and
      development     3,294,887   3,664,545    9,098,567   11,076,454
     Selling,
      general and
      administrative  2,373,777   2,509,724    8,004,755    8,214,123
     Other              120,216      55,500      360,648      210,350
                    ------------------------ -------------------------
                     20,553,266  21,616,909   62,126,068   64,939,201
                    ------------------------ -------------------------

Income (loss) from
 operations          (3,039,354)    269,911   (6,695,122)  (4,634,513)
Other income and
 expense:
     Interest and
      other income      891,691     789,830    2,583,749    1,870,748
     Interest and
      other expense    (711,992)   (121,668)  (1,494,561)    (616,128)
                    ------------------------ -------------------------
                        179,699     668,162    1,089,188    1,254,620
                    ------------------------ -------------------------

Income (loss) before
 minority interest
 in income of
 subsidiary          (2,859,655)    938,073   (5,605,934)  (3,379,893)

Minority interest in
 income of
 subsidiary            (166,588)   (346,539)    (658,056)    (835,156)
                    ------------------------ -------------------------

Income (loss) before
 cumulative effect
 of accounting
 change              (3,026,243)    591,534   (6,263,990)  (4,215,049)

Cumulative effect of
 accounting change            -           -            -  (12,582,383)
                    ------------------------ -------------------------

Net income (loss)   $(3,026,243)   $591,534  $(6,263,990)$(16,797,432)
                    ======================== =========================


Income (loss) before cumulative effect of accounting
 change per share:
     Basic               $(0.04)      $0.01       $(0.09)      $(0.06)
                    ======================== =========================
     Diluted             $(0.04)      $0.01       $(0.09)      $(0.06)
                    ======================== =========================

Cumulative effect of accounting
 change per share:
     Basic                   $-          $-           $-       $(0.18)
                    ======================== =========================
     Diluted                 $-          $-           $-       $(0.18)
                    ======================== =========================

Net income (loss)
 per share:
     Basic               $(0.04)      $0.01       $(0.09)      $(0.24)
                    ======================== =========================
     Diluted             $(0.04)      $0.01       $(0.09)      $(0.24)
                    ======================== =========================

Weighted average number of common shares
 outstanding:
     Basic           69,549,645  70,014,745   69,449,090   69,298,069
                    ======================== =========================
     Diluted         69,549,645  70,014,745   69,449,090   69,298,069
                    ======================== =========================

                           Kopin Corporation
                 Condensed Consolidated Balance Sheets
                              (Unaudited)

                                           September 27,  December 31,
                                                    2003         2002
                                            --------------------------
ASSETS
Current assets:
    Cash and marketable securities          $114,456,041 $117,991,312
    Accounts receivable, net                   9,185,756    6,680,538
    Inventory                                  6,292,604    4,773,333
    Prepaid and other assets                   1,448,619    1,118,944
                                            --------------------------

Total current assets                         131,383,020  130,564,127
                                            --------------------------

Equipment and improvements, net               32,847,928   34,748,361
Other assets                                   8,322,062    8,773,040
Intangible assets, net                           120,217      480,866
                                            --------------------------

Total assets                                $172,673,227 $174,566,394
                                            ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                          $7,364,537   $7,414,774
    Accrued expenses                           8,828,421    7,302,586
                                            --------------------------

Total current liabilities                     16,192,958   14,717,360
                                            --------------------------

Minority interest                              3,026,424    2,931,366
Stockholders'  equity                        153,453,845  156,917,668
                                            --------------------------

Total liabilities and stockholders' equity  $172,673,227 $174,566,394
                                            ==========================


    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             rsneider@kopin.com
                 or
             Sharon Merrill Associates, Inc.
             Ehren Lister, 617-542-5300
             elister@investorrelations.com